CounterPath Reports Second Quarter

Fiscal 2007 Financial Results

VANCOUVER, CANADA – December 18, 2006 – CounterPath Solutions, Inc. (OTCBB: CTPS), a leading provider of VoIP (Voice over IP) and Video over IP SIP softphones, today announced the financial and operating results for its second quarter ended October 31, 2006.

Second quarter highlights:

•	Revenues for the quarter ended October 31, 2006 of $1,672,793, an increase of 54% over the $1,086,101 recorded for the quarter ended October 31, 2005.

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Reduction in loss to $234,649 ($0.01 per share) for the quarter ended October 31, 2006 from a loss of $258,725 ($0.01 per share) recorded for the quarter ended October 31, 2005, and a loss of $478,142 ($0.01 per share) recorded for the last quarter ended July 31, 2006.

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Deployment of AT&T CallVantage Softphone using the CounterPath softphone application. AT&T Inc. is one of the world's largest telecommunications holding companies and is the largest in the United States. For more information visit http://www.usa.att.com/callvantage/softphone/index.jsp.

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Announcement of mobilkom austria “Fixed-Mobile” convergence trial launch enabling end users the ability to make voice over internet calls with a softphone application on their PCs or laptops and also choose to receive mobile telephone calls on their softphone.

“Overall, we were pleased with the progress made executing our strategic and operational plan during the quarter though we believe that current quarter’s revenue was impacted by a delay in customer reporting of deployed endpoints,” stated Mark Bruk, chief executive officer of CounterPath. “We put in place a plan slightly less than 18 months ago to focus on five key areas: First, to focus our selling and solutioning efforts to tier one service providers, OEM’s and enterprises; we have since announced commercial agreements and launches with British Telecom, AT&T, Cisco and mobilkom austria. We will continue to see the monetization of our efforts through these relationships, though we expect that our results of operations will vary from quarter to quarter as a result of long sales and deployment cycles and variations in customer ordering and reporting patterns. Second, to focus our R&D efforts on the development and commercialization of innovative technologies; we have launched new versions

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of our X-Lite™ (X-Lite 3.0) and eyeBeam™ (eyeBeam 1.5) clients, and unveiled a new look and feel to our latest client, code-named Frontier, which will be generally available in the first quarter of calendar 2007. Third, to invest in the CounterPath team; we have more than doubled the headcount over the last year with a deliberate focus on recruiting engineering talent while broadening our geographic sales coverage, and keeping expenses in line evidenced by our reduction is losses quarter over quarter. Fourth, to build out our interoperability program, we achieved certification from leading manufacturers and solution providers such as Nortel, Sylantro and Intrado. Fifth, to provide thought leadership on standards and architecture; we contributed to standards organizations such as the IETF working groups, the implementation of UPDI (universal phone device interface) from Intel and our E911 solution focus.”

Financial Results - Unaudited

(All amounts in U.S. dollars and in accordance with U.S. GAAP unless otherwise specified)

For the quarter ended October 31, 2006, we generated $1,672,793 in revenue compared to $1,086,101 for the quarter ended October 31, 2005, representing an increase of $586,692 or 54% from the same period last year and a 5% decrease from quarter ended July 31, 2006 revenues. Software revenues were $1,276,065 for the quarter ended October 31, 2006 compared to $731,164 for the quarter ended October 31, 2005, representing an increase of $554,901 or 75% over the same period last year. For the quarter ended October 31, 2006, service revenue grew by 12% to $396,728 compared to $354,937 for the quarter ended October 31, 2005. Over the quarter, the total number of customers that have deployed our software increased by 23 to 236, as of October 31, 2006.

For the six months ended October 31, 2006, we generated $3,433,674 in revenue compared to $1,913,397 for the six months ended October 31, 2005. This represents an increase of $1,520,277 or 79% from the same period last year. We generated $2,685,784 in software revenue for the six months ended October 31, 2006 compared to $1,441,842 for the six months ended October 31, 2005, representing an increase of $1,243,942 or 86% over the same period last year. For the six months ended October 31, 2006, service revenue was $747,890 compared to $471,555 for the six months ended October 31, 2005, an increase of $276,335 or 59%.

Operating expenses for the quarter ended October 31, 2006 were $1,511,784 compared to $1,159,044 for the quarter ended October 31, 2005, representing an increase of 30% or $352,740. Operating expenses for the six months ended October 31, 2006 were $3,274,998 compared to $2,186,671 for the six months ended October 31, 2005, representing and increase of 50% or $1,088,327. Increases in operating expenses primarily reflect the addition of personnel and related wages and benefits and include the non-cash fair value of employee stock-based compensation of $442,718, which we began expensing this fiscal year.

The net loss for the quarter ended October 31, 2006 was $234,649 ($0.01 per share) compared to $258,725 ($0.01 per share) recorded for the quarter ended October 31, 2005. For the six

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months ended October 31, 2006, the net loss was $712,791 ($0.02 per share) compared to a net loss of $568,529 ($0.02 per share) recorded for the six months ended October 31, 2005.

As of October 31, 2006, we had $1,085,368 in cash compared to $1,133,361 as of July 31, 2006 and $2,369,021 at April 30, 2006. Our working capital was $1,744,149 as of October 31, 2006 compared to $1,671,169 at July 31, 2006 and $1,975,881 at April 30, 2006. Subsequent to the quarter, we raised an additional net $2 million in convertible debentures which will be used to (1) expand the development and marketing of our core products, (2) develop additional products, and (3) for general corporate purposes.

Financial tables follow:

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COUNTERPATH SOLUTIONS, INC.

CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS

(Stated in U.S. dollars)

(Unaudited)

	October 31,	April 30,
	2006	2006
ASSETS	(Unaudited)
Current assets:
Cash	$1,085,368	$2,369,021
Accounts receivable (net of allowance of $53,915 and $38,646, respectively)	2,000,826	477,814
Prepaid expenses and deposits	132,477	104,927
Total current assets	3,218,671	2,951,762

Deposits	73,187	-
Equipment (net of accumulated amortization of $521,921 and $383,975, respectively)	289,881	300,077
Other assets	12,611	8,165
TOTAL ASSETS	$3,594,350	$3,260,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,055,845	$754,589
Due to related parties	21,731	34,929
Unearned revenue	243,027	115,214
Customer deposits	59,858	138
Warranty payable	94,061	71,011
Total current liabilities	1,474,522	975,881

Convertible debenture	1,922,175	1,887,582
Total liabilities	3,396,697	2,863,463

Stockholders’ equity:
Common stock, $0.001 par value
Authorized: 415,384,500 Issued and outstanding:
October 31, 2006 – 37,940,983; April 30, 2006 – 37,915,462	37,941	37,915
Additional paid-in capital	3,255,140	2,750,494
Accumulated deficit	(3,030,380)	(2,317,589)
Accumulated other comprehensive loss – currency translation adjustment	(65,048)	(74,279)
Total stockholders’ equity	197,653	396,541
Total liabilities and stockholders' equity	$3,594,350	$3,260,004

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COUNTERPATH SOLUTIONS, INC.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Stated in U.S. dollars)

(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2006	2005	2006	2005

Revenue:
Software	$1,276,065	$731,164	$2,685,784	$1,441,842
Service	396,728	354,937	747,890	471,555
Total revenue	1,672,793	1,086,101	3,433,674	1,913,397
Cost of revenue:
Software	204,364	109,546	458,241	178,903
Service	149,000	76,333	339,971	116,831
Total cost of revenue	353,364	185,879	798,212	295,734
Gross profit	1,319,429	900,222	2,635,462	1,617,663
Operating expenses:
Sales and marketing	436,329	277,729	754,937	373,400
Research and development	539,910	518,948	1,294,844	1,050,870
General and administrative	535,545	362,367	1,225,217	762,401
Total operating expenses	1,511,784	1,159,044	3,274,998	2,186,671
Loss from operations	(192,355)	(258,822)	(639,536)	(569,008)
Interest and other income (expense), net	(42,294)	97	(73,255)	479
Net loss	$(234,649)	$(258,725)	$(712,791)	$(568,529)
Net loss per share:
Basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.02)
Weighted average common shares outstanding:	37,940,983	37,915,462	37,933,711	37,915,462

The Company's Quarterly Report on Form 10-QSB for the quarter ended October 31, 2006 is available for viewing at www.sec.gov.

About CounterPath

CounterPath Solutions, Inc., formerly Xten Networks, Inc., is a developer of award-winning, carrier-grade VoIP and Video over IP SIP softphones for telecom and Internet telephony service providers, cable operators, IP-PBX manufacturers and infrastructure manufacturers. CounterPath's SIP softphones and softphone SDKs (Software Development Kits), which provide VoIP, Video over IP, IM (Instant Messaging) and Presence functionality and can be preconfigured to our customer’s VoIP service, are predominantly licensed on a per seat or per subscriber basis, either co-branded or private labeled. CounterPath’s technology is deployed by over 235 customers in more than 50 countries. Additional information about CounterPath and CounterPath’s products and services is available at www.counterpath.com.

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Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995: Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with competition, securing and maintaining corporate alliances, market acceptance of the Company's products, product obsolescence, the strength of intellectual property, financing capability, the potential dilutive effects of any financing and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

David Karp, CFO

+1.604.320.3344 x114

ir@counterpath.com

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